EXHIBIT 99.1

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
PIM Highland Holding LLC and Subsidiaries
As of September 30, 2014 and December 31, 2013 and for the nine months ended September 30, 2014 and 2013

PIM Highland Holding LLC and Subsidiaries
Unaudited Consolidated Financial Statements
As of September 30, 2014 and December 31, 2013 and
For the Nine Months Ended September 30, 2014 and 2013

PIM Highland Holding LLC and Subsidiaries
Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$27,980	$27,402
Restricted cash	105,425	95,951
Accounts receivable, net of allowance of $171 and $215, respectively	19,315	14,019
Inventories	1,959	1,843
Prepaid expenses	8,877	7,720
Other assets	2,693	4,059
Investment in hotel properties, net	1,201,756	1,205,386
Deferred costs, net of accumulated amortization of $14,457 and $12,892, respectively	1,901	3,466
Deferred tax assets, net	853	879
Intangible assets, net of accumulated amortization of $705 and $554, respectively	6,365	6,516
Due from third-party hotel managers	23,560	23,541
Total assets	$1,400,684	$1,390,782

Liabilities and members’ capital
Indebtedness and capital leases	$1,117,895	$1,121,261
Accounts payable and accrued expenses	42,850	41,065
Due to affiliates, net	2,336	1,940
Due to third-party hotel managers	217	231
Intangible liabilities, net of accumulated amortization of $551 and $433, respectively	7,164	7,282
Other liabilities	2,174	2,062
Total liabilities	1,172,636	1,173,841

Commitments and contingencies (Note 7)

Members’ capital
Preferred capital	83,696	75,114
Common capital	144,352	141,827
Total members’ capital	228,048	216,941
Total liabilities and members’ capital	$1,400,684	$1,390,782
See accompanying notes.

PIM Highland Holding LLC and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Revenue
Rooms	$260,105	$235,337
Food and beverage	81,078	78,038
Other operating departments	12,063	11,119
Other	316	268
Total revenue	353,562	324,762

Costs and expenses
Rooms	55,581	51,886
Food and beverage	53,112	51,989
Other operating departments	107,370	99,476
Management fees	11,475	10,375
Property taxes, insurance and other	18,191	17,323
Depreciation and amortization	45,724	52,619
Impairment charge	—	5,746
General and administrative	3,281	3,073
Total expenses	294,734	292,487
Operating income	58,828	32,275

Interest income	43	55
Unrealized loss on derivatives	(44)	—
Interest expense, amortization and write-offs of deferred loan costs, discounts and premiums and exit fees	(44,904)	(48,089)
Income (loss) before income taxes	13,923	(15,759)
Income taxes	(2,816)	(2,379)
Net income (loss)	$11,107	$(18,138)
Comprehensive income (loss)	$11,107	$(18,138)
See accompanying notes.

PIM Highland Holding LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Capital
(Unaudited, in thousands)

	Preferred Capital		Common Capital
	AHT	PRISA III	AHT	PRISA III	Total
Balance at January 1, 2014	37,557	37,557	101,745	40,082	216,941
Net income	4,291	4,291	1,812	713	11,107
Balance at September 30, 2014	$41,848	$41,848	$103,557	$40,795	$228,048
See accompanying notes.

PIM Highland Holding LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operating activities
Net income (loss)	$11,107	$(18,138)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	45,724	52,619
Impairment charge	—	5,746
Amortization of debt premiums/discounts, net	426	1,167
Amortization of deferred loan costs	1,555	3,774
Write-off of deferred costs, exit fees and intangible asset	—	281
Deferred tax expense (benefit)	26	(127)
Non-cash rent expense	18	7
Amortization of intangibles, net	33	37
Unrealized loss on derivatives	44	—
Change in assets and liabilities:
Restricted cash	(9,474)	12,593
Accounts receivable	(5,731)	(5,616)
Inventories	(116)	(29)
Prepaid expenses and other assets	209	(36)
Accounts payable and accrued expenses	4,486	2,097
Other liabilities	100	—
Due to affiliates, net	396	(978)
Due from third-party hotel managers	(19)	2,636
Due to third-party hotel managers	(14)	20
Net cash provided by operating activities	48,770	56,053

Cash Flows from Investing activities
Insurance proceeds related to property damage	1,286	1,215
Improvements and additions to hotel properties	(45,642)	(56,524)
Payment of initial franchise fees	—	(36)
Net cash used in investing activities	(44,356)	(55,345)

Cash Flows from Financing activities
Payments on indebtedness and capital lease	(3,792)	(4,735)
Payments of deferred costs and exit fees	—	(17)
Payments for derivatives	(44)	—
Net cash used in financing activities	(3,836)	(4,752)

Net change in cash and cash equivalents	578	(4,044)
Cash and cash equivalents at beginning of period	27,402	30,876
Cash and cash equivalents at end of period	$27,980	$26,832

Supplemental Cash Flow information
Interest paid	$43,101	$42,418
Income taxes paid	408	2,076
Supplemental Disclosure of Investing and Financing Activities
Noncash additions to hotel properties	$—	$3,540
Noncash air rights lease	—	55
Accrued but unpaid capital expenditures	1,399	3,212
See accompanying notes.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited)
As of September 30, 2014 and December 31, 2013 and
for the Nine Months Ended September 30, 2014 and 2013

1. Organization and Business
Organization
On March 10, 2011, Ashford Hospitality Trust, Inc. ("AHT"), through a subsidiary, partnered with an affiliate of Prudential Real Estate Investors ("PREI"), PRISA III Investments ("PRISA III"), to form a joint venture, the PIM Highland Holding LLC (the "Company") to acquire a 28-hotel portfolio.
AHT and PREI had previously invested in two mezzanine loans (tranches 4 and 6) secured by the 28-hotel portfolio through two separate joint ventures. The mezzanine loans had been in default since August 2010. One of the joint ventures contributed 100% of its equity interests in a wholly owned subsidiary that held the note for tranche 6 to the Company for no consideration. The other joint venture contributed the interest it held in tranche 4 to the Company in exchange for common and preferred equity interests, which were immediately distributed to AHT and PRISA III. The preferred equity interest earns an accrued but unpaid 15% annual return with priority over common equity distributions. AHT and PREI III each invested additional cash of $150 million and $50 million, respectively, in the Company and received ownership interests of 71.74% and 28.26%, respectively, in the Company’s common equity. The Company acquired the 28-hotel portfolio through foreclosure of the mezzanine loan (tranche 6) and assumption of the senior debt and mezzanine loan tranches.
The Company is co-managed by PREI and Ashford Hospitality Limited Partnership, the operating partnership of AHT, for its administrative functions and engages third-party or affiliated hotel management companies to operate the hotels under management contracts. As of September 30, 2014 and December 31, 2013, Remington Lodging and Hospitality LLC ("Remington Lodging") managed 21 of the 28 hotel properties held by the Company. All major decisions related to the Company, including establishment of policies and operating procedures with respect to business affairs, incurring obligations and expenditures, are subject to the approval of an executive committee, which is comprised of four people with AHT and PRISA III each designating two of those people.
The structure of the Company is designed to allow the parents of its owners to continue to qualify as real estate investment trusts ("REIT"), which are generally not subject to federal income taxes. In keeping with this objective, the Company operates its 28 properties through a taxable REIT subsidiary ("TRS") entity.
The members of the Company hold the following ownership percentage interests:

Member	Preferred Equity	Common Equity
AHT	50.00%	71.74%
PRISA III	50.00%	28.26%

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

The following table (unaudited) represents certain information related to the Company’s properties:

		Service	Total
Hotel Property	Location	Type	Rooms
Courtyard by Marriott	Boston, MA	Select	315
Courtyard by Marriott	Denver, CO	Select	202
Courtyard by Marriott	Gaithersburg, MD	Select	210
Courtyard by Marriott	Savannah, GA	Select	156
Crowne Plaza	Atlanta, GA	Full	495
Hampton Inn	Parssippany, NJ	Select	152
Hilton	Boston, MA	Full	390
Hilton	Parssippany, NJ	Full	354
Hilton	Tampa, FL	Full	238
Hilton Garden Inn	Austin, TX	Select	254
Hilton Garden Inn	Baltimore, MD	Select	158
Hilton Garden Inn	Virginia Beach, VA	Select	176
Hyatt Regency	Hauppauge, NY	Full	358
Hyatt Regency	Savannah, GA	Full	351
Marriott	Irving, TX	Full	491
Marriott	Houston, TX	Full	300
Marriott	Omaha, NE	Full	300
Marriott	San Antonio, TX	Full	251
Marriott Residence Inn	Tampa, FL	Select	109
Renaissance	Nashville, TN	Full	673
Renaissance	Palm Springs, CA	Full	410
Renaissance	Portsmouth, VA	Full	249
Ritz-Carlton	Atlanta, GA	Full	444
Sheraton	Annapolis, MD	Full	196
Silversmith	Chicago, IL	Full	143
The Churchill	Washington, DC	Full	173
The Melrose	Washington, DC	Full	240
Westin	Princeton, NJ	Full	296
Total			8,084

6

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

2. Summary of Significant Accounting Policies
Allocations and Distributions
Under current lender restrictions, no cash distributions are allowed to AHT and PRISA III (the "Members"). Once such restrictions are removed, cash flow shall be distributed to the Members in the following order of priority: (a) first, to the Members pari passu, in accordance with their Default Capital Contribution Preferred Return Accounts, as defined in the Company’s operating agreement(the Agreement), until such accounts have been reduced to zero; (b) next, to the Members pari passu, in accordance with their Default Capital Contribution Accounts, as defined in the Agreement, in payment of their Default Capital Contributions, as defined in the Agreement, until such accounts have been reduced to zero; (c) next, to the Members pari passu, in accordance with the balances in their Preferred Equity Return Accounts, as defined in the Agreement, in payment of their Preferred Equity Returns, as defined in the Agreement, until such accounts have been reduced to zero; (d) next, to the Members pari passu, in accordance with the balances in their Preferred Equity Accounts, as defined in the Agreement, in payment of their Preferred Equity Contributions, as defined in the Agreement, until such accounts have been reduced to zero; (e) next, to the Members pari passu, in accordance with their Percentage Interests, as defined in the Agreement, until Hypothetical Investor, as defined in the Agreement, would have received a 15% IRR had the distributions been made to Members and Hypothetical Member in accordance with the Hypothetical Percentage Interests, as defined in the Agreement; (f) next, until Hypothetical Investor would have received a 20% IRR, to the Members pari passu, in accordance with their Hypothetical Percentage Interests, except that the amount representing distributions to Hypothetical Investor shall be paid as follows: (i) to PRISA III, an amount equal to 15% of the Available Promote Amount, as defined in the Agreement; and (ii) the remainder to AHT; (g) next, until Hypothetical Investor would have received a 25% IRR, to the Members pari passu, in accordance with their Hypothetical Percentage Interests, except that the amount representing distributions to the Hypothetical Investor shall be paid as follows: (i) to PRISA III, an amount equal to the 20% of the Available Promote Amount, as defined in the Agreement; and (ii) the remainder to AHT; and (h) next, to the Members pari passu, in accordance with their Hypothetical Percentage Interests, except that the amounts representing distributions to the Hypothetical Investor shall be paid as follows: (i) to PRISA III, an amount equal to 25% of the Available Promote Amount, as defined in the Agreement; and (ii) the remainder to AHT.
Net income or loss is allocated to the members in accordance with the previously described priority based upon how capital would be distributed to the Members using a hypothetical liquidation at book value.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These consolidated financial statements include the accounts of the Company and its subsidiaries. Historical seasonality patterns at some of our properties cause fluctuations in our overall operating results. Consequently, operating results for the nine months ended September 30, 2014 are not necessarily indicative of the Company's future results of operations, financial position and cash flows for the year ending December 31, 2014. All significant intercompany accounts and transactions between consolidated entities have been eliminated in these consolidated financial statements. These historical combined financial statements and related notes should be read in conjunction with the historical audited combined financial statements.
Subsequent events for the nine months ended September 30, 2014, were evaluated through January 29, 2015, the date the Company issued its financial statements.
Use of Estimates
The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and held in banks and short-term investments with an initial maturity of three months or less when purchased.
Restricted Cash
Restricted cash includes reserves held in escrow for hotel renovations, normal replacements of furniture, fixtures and equipment, real estate taxes, and insurance, pursuant to certain requirements in the hotel management, franchise, and loan agreements. Restricted cash also includes cash reserved for debt service.
Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable consists of amounts owed by guests staying in the hotels at September 30, 2014 and December 31, 2013, and amounts due from business customers or groups. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on past receivable loss experience, known and inherent credit risks, current economic conditions and other relevant factors including specific reserves for certain accounts.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Inventories
Inventories, primarily consisting of food, beverage, and operating supplies, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.
Investment in Hotel Properties
Investments in hotel properties are recorded and allocated to land, property, and equipment and identifiable intangible assets based on the fair value at the acquisition date in accordance with the applicable accounting guidance. Hotel properties are depreciated over the estimated useful life of the assets and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets. Hotel properties are depreciated using the straight-line method over lives ranging from 7.5 to 39 years for buildings and improvements and 3 to 5 years for new furniture, fixtures and equipment acquired since March 10, 2011. Furniture, fixtures and equipment acquired on March 10, 2011, are depreciated over useful lives ranging from 1 to 3.75 years.
Expenditures for major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred.
Assets Held For Sale and Discontinued Operations
The Company classifies assets as held for sale when management has obtained a firm commitment from a buyer, and consummation of the sale is considered probable and expected within one year. The related operations of assets held for sale are reported as discontinued if a) such operations and cash flows can be clearly distinguished, both operationally and financially, from the Company's ongoing operations, b) such operations and cash flows will be eliminated from ongoing operations once the disposal occurs, and c) the Company will not have any significant continuing involvement subsequent to the disposal.
Impairment of Investment in Hotel Properties
The Company reviews its investments in hotel properties for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the properties due to declining national or local economic conditions and/or new hotel construction in markets where the hotels are located, and/or it becomes more likely than not that a hotel property will be sold before its previously estimated useful life expires. When such conditions exist, the Company performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of a hotel property exceed its carrying value. In estimating the undiscounted cash flows, the Company makes many assumptions and estimates, including projected cash flows, holding period, expected useful life, future capital expenditures, and fair values, which considers capitalization rates, discount rates, and comparable selling prices. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related hotel property’s estimated fair market value is recorded and an impairment loss recognized. See Note 4.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Deferred Loan Costs
Deferred loan costs are recorded at cost and reported in deferred costs in the consolidated balance sheets. Amortization of deferred loan costs is computed using a method that approximates the effective interest method over the term of the related debt and is reported in interest expense, amortization and write-offs of deferred loan costs, discounts and premiums and exit fees in the consolidated statements of operations and comprehensive income (loss). Amortization of deferred loan costs was $1.6 million and $3.8 million for the nine months ended September 30, 2014 and 2013, respectively.
Intangible Assets and Liabilities
Intangible assets and liabilities represent the assets and liabilities recorded on certain hotel properties’ ground lease contracts that were below or above market rates at the date of acquisition. These assets and liabilities are amortized using the straight-line method over the remaining terms of the respective lease contracts.
Due to/from Affiliates
Due to/from affiliates primarily represents current receivables and payables resulting from transactions related to hotel management and project management with affiliated entities. Due from affiliates results primarily from funds held by Remington Lodging to pay for shared costs incurred as well as reimbursements for certain property general and administrative costs. Due to affiliates results primarily from hotel management and project management fees incurred as well as costs associated with the management of the day-to-day operations of the Company incurred by AHT, including corporate administrative services such as accounting, insurance, marketing support, asset management, and other services customary to the operations of a national brand hotel concept. Both due to and due from affiliates are generally settled within a period not exceeding one year.
Due to/from Third-Party Hotel Managers
Due from third-party hotel managers primarily consists of amounts due from third-party hotel managers related to cash reserves held at the Marriott International, Inc. ("Marriott") corporate level related to operating, capital improvements, insurance, real estate taxes, and other items. Due to third-party hotel managers primarily consists of shared costs related to property operations that are reimbursable to Hyatt Corporation ("Hyatt").
Revenue Recognition
The Company’s revenues are derived from their operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Additionally, air rights lease income is earned on a certain hotel property. Revenue is recognized when rooms are occupied and services have been performed. Sales and occupancy taxes on such revenues are recognized net of associated revenues. Lease income on the air rights lease is recognized on a straight-line basis over the lease term and is included in other revenue in the consolidated statements of operations and other comprehensive income (loss). Cash received from customers in advance for events occurring after the end of the year has been recorded as deposits and is included in accounts payable and accrued expenses in the consolidated balance sheets. At September 30, 2014

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

and December 31, 2013, the Company had such deposits of $5.8 million and $4.5 million, respectively.
Advertising Costs
Advertising, promotional, sales, and marketing costs are charged to expense as incurred. The Company incurred advertising costs totaling $1.3 million and $1.4 million for the nine months ended September 30, 2014 and 2013, respectively, which are included in other operating departments expense in the consolidated statements of operations and comprehensive income (loss).
Other Operating Departments
Other operating departments expenses primarily include advertising costs, utility costs, lease expense, incentive management fees, franchise fees and other hotel-level administrative expenses.
Income Taxes
Under the provisions of the Internal Revenue Code and applicable state laws, the Company is subject to taxation of income on the profits and losses of its TRS. The tax consequences of other Company revenues and expenses, unrelated to the operation of the hotel properties, will accrue to the Members. Certain of these other revenues and expenses may be treated differently in the Company’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as the amounts reported in the Members’ income tax returns.
The “Income Taxes” Topic of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification addresses the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance requires us to determine whether tax positions we have taken or expect to take in a tax return are more likely than not to be sustained upon examination by the appropriate taxing authority based on the technical merits of the positions. Tax positions that do not meet the more likely than not threshold would be recorded as additional tax expense in the current period. We analyze all open tax years, as defined by the statute of limitations for each jurisdiction, which includes the federal jurisdiction and various states. The Company and its TRS file income tax returns in the U.S. federal jurisdiction and in various states. Tax years 2011 through 2014 remain subject to potential examination by certain federal and state taxing authorities. In September 2013, the Internal Revenue Service ("IRS") notified PIM Highland JV that its 2011 Federal partnership income tax return was selected for examination. In September 2014, the IRS issued a "no adjustments letter" indicating that the subject return was accepted as filed.
The Company accounts for federal and state income taxes of its TRS using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and other respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Other Comprehensive Income (Loss)
As there are no transactions requiring presentation in other comprehensive income (loss), but not in net income (loss), the Company’s net income (loss) equates to other comprehensive income (loss).
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Company’s services are sold, as well as the dispersion of customers across many geographic areas. Cash and cash equivalents are placed with reputable institutions, and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts. The Company has entered into interest rate derivatives with a financial institution and believes that the counterparty’s nonperformance risk is limited.
Fair Value of Financial Instruments
Our financial instruments measured at fair value either on a recurring or a non-recurring basis are classified in a hierarchy for disclosure purposes consisting of three levels based on the observability of inputs in the market place as discussed below:

•
Level 1: Fair value measurements that are quoted prices (unadjusted) in active markets that we have the ability to access for identical assets or liabilities. Market price data generally is obtained from exchange or dealer markets.

•
Level 2: Fair value measurements based on inputs other than quoted prices included in Level 1, that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•
Level 3: Fair value measurements based on valuation techniques that use significant inputs that are unobservable. The circumstances for using these measurements include those in which there is little, if any, market activity for the asset or liability.

The fair values of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, due to affiliates, net, due from third-party hotel managers, and due to third-party hotel managers approximate their carrying values because of the short-term maturity of these financial instruments. The fair value of the mortgage and mezzanine indebtedness is determined by using future cash flows determined using a forward interest rate yield curve, discounted at the current replacement rate for these instruments. The current replacement rate was determined by using the index to which the financial instrument is tied, and adjusted for the credit spreads. The interest rate derivatives are not designated as cash flow hedges. Fair value of the interest rate derivatives are determined using the net present value of the expected cash flows of each derivative based on the market-based interest rate curve and adjusted for credit spreads of the Company and the counterparties. They are marked to market at the balance sheet dates and included in other assets in the consolidated balance sheets. The changes in the fair value are recognized in

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

earnings as unrealized loss on derivatives in the consolidated statements of operations and comprehensive income (loss). See Notes 6 and 8.
Recently Issued Accounting Standards
In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity(“ASU 2014-08”). ASU 2014-08 revises the definition of discontinued operations by limiting discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results, removing the lack of continuing involvement criteria and requiring discontinued operations reporting for the disposal of an equity method investment that meets the definition of discontinued operations. The update also requires expanded disclosures for discontinued operations, including disclosure of pretax profit or loss of an individually significant component of an entity that does not qualify for discontinued operations reporting. ASU 2014-08 is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. Upon adoption of this standard, we will be required to evaluate whether a disposal meets the discontinued operations requirements under ASU 2014-08. We will make the additional disclosures upon adoption. Upon adoption, we anticipate that the operations of sold hotel properties through the date of their disposal will be included in continuing operations.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 is a comprehensive new revenue recognition model, which requires a company to recognize revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration the company expects to receive in exchange for those goods or services. The update will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. ASU 2014-09 is effective in fiscal periods beginning after December 15, 2016. Early adoption is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on our consolidated financial statements and related disclosures. We have not yet selected a transition method.
In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), to provide guidance on management's responsibility to perform interim and annual assessments of an entity’s ability to continue as a going concern and to provide related disclosure requirements. ASU 2014-15 applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. We do not expect the adoption of this standard will have an impact on our financial position, results of operations or cash flows.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

3. Investment in Hotel Properties
Investment in hotel properties consisted of the following (in thousands):

	September 30,	December 31,
	2014	2013
Land	$181,340	$181,340
Buildings and improvements	1,058,371	1,037,082
Furniture, fixtures, and equipment	106,181	122,473
Construction in progress	6,892	11,691
Total cost	1,352,784	1,352,586
Accumulated depreciation	(151,028)	(147,200)
Investment in hotel properties, net	$1,201,756	$1,205,386
Construction in progress includes renovations at the hotel properties, which are expected to be completed at various dates throughout the subsequent fiscal year. At September 30, 2014 and December 31, 2013, $1.4 million and $4.3 million, respectively, of construction in progress was included in accounts payable and accrued expenses in the consolidated balance sheets.
4. Impairment of Investment in Hotel Property
At September 30, 2013, the Sheraton hotel property in Annapolis, Maryland had a reasonable probability of being sold. Based on our assessment of the purchase price obtained from potential buyers, we recorded an impairment charge of $5.7 million for the nine months ended September 30, 2013. The impairment charge was based on methodologies discussed in Note 2, which are considered Level 3 valuation techniques. At September 30, 2014 and December 31, 2013, the fair value of this property was approximately $3.5 million.

14

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

5. Indebtedness and Capital Leases
Mortgage and mezzanine indebtedness and capital leases of the Company were as follows (in thousands):

				September 30,	December 31,
Indebtedness	Collateral	Maturity	Interest Rate	2014	2013
Mortgage loan (3)	25 hotels	March 2015 (2)	LIBOR (1) + 3.00%	$424,000	$424,000
Mortgage loan (3)	25 hotels	March 2015 (2)	LIBOR (1) + 3.00%	106,000	106,000
Mezzanine loan (5)	28 hotels	March 2015 (2)	LIBOR (1)(4) + 6.00%	129,923	130,327
Mezzanine loan (5)	28 hotels	March 2015 (2)	LIBOR (1)(4) + 7.00%	123,683	124,069
Mezzanine loan (5)	28 hotels	March 2015 (2)	LIBOR (1)(4) + 9.50%	106,014	106,345
Mezzanine loan (5) (6)	28 hotels	March 2015 (2)	LIBOR (1) + 2.00%	18,425	18,425
Mortgage loan	1 hotel	January 2018	4.38%	100,231	101,497
Mortgage loan	2 hotels	January 2018	4.44%	109,607	110,976
Capital leases	Equipment	Various	Various	12	48
				1,117,895	1,121,687
Discount and premium, net				—	(426)
Total				$1,117,895	$1,121,261
________________________
(1) LIBOR rate at September 30, 2014 and December 31, 2013 was 0.157% and 0.168%, respectively.
(2) Each of these loans has two one-year extension options beginning March 2014. The first of these options were exercised on March 7, 2014.
(3) These loans are secured by the same 25 hotel properties.
(4) These loans are subject to a LIBOR floor of 1%.
(5) These loans are secured by the Company’s equity interests in certain subsidiaries.
(6) The effective interest rate at inception was 12.14%.
During the nine months ended September 30, 2014 and 2013, the Company recognized discount amortization of approximately $426,000 and $1.2 million, respectively. The amortization/accretion of the premiums/discount is computed using a method that approximates the effective interest method, which is included in interest expense, amortization and write-offs of deferred loan costs, discounts and premiums and exit fees in the consolidated statements of operations and comprehensive income (loss).
The Company was in compliance with all debt covenants at September 30, 2014. The assets of certain of the Company's subsidiaries, which are separate legal entities, are pledged under non-recourse indebtedness and are not available to satisfy the debts and other obligations of the Company, AHT, PREI, PRISA III, or any other person and the liabilities of such subsidiaries do not constitute the obligations of the Company, AHT, PREI or PRISA III.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

6. Derivatives
On March 10, 2011 (Inception), the Company entered into five interest rate cap agreements with total notional amounts of $949.1 million to mitigate the interest rate risk of its floating-rate mortgage loans and mezzanine loans at a strike rate of 6% through March 2014, the related indebtedness maturities, for an up-front cost of $2.1 million. These interest rate derivatives were not designated as hedges. These interest rate derivatives matured and terminated on March 9, 2014, and were replaced with five new interest rate cap agreements with total notional amounts of $909.0 million for an up-front cost of $44,000. The new interest rate derivatives mature on March 9, 2015, to coincide with the maturity of the related indebtedness. At September 30, 2014 and December 31, 2013, the interest rate caps had a fair value of zero, which was determined in accordance with authoritative accounting guidance.
The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the caps are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities (Level 2 inputs). The Company also incorporates credit valuation adjustments (Level 3 inputs) to appropriately reflect both the Company’s nonperformance risk and the counterparty’s nonperformance risk in the fair value measurements. The Company has determined that when a majority of the inputs used to value the derivatives fall within Level 2 of the fair value hierarchy, the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. However, when the valuation adjustments associated with the derivatives utilize Level 3 inputs that the Company considers significant (10% or more) to the overall valuation of its derivatives, the derivative valuations in their entirety are classified in Level 3 of the fair value hierarchy. At September 30, 2014 and December 31, 2013, credit valuation adjustments utilizing Level 3 inputs used to determine the fair value was less than 10% of the overall valuation of the derivatives; therefore, the overall valuation is classified as using Level 2 inputs. During the nine months ended September 30, 2014 the Company recorded an unrealized loss of $44,000 in the consolidated statements of operations and comprehensive income (loss) for the change in fair value of these interest rate caps. There was no unrealized gain or loss recognized during the nine months ended September 30, 2013.
7. Commitments and Contingencies
Ground and Building Leases
On March 8, 2013, the Company entered into a series of agreements with the City of Nashville and Davidson County relating to the Nashville Renaissance hotel that included converting the Company's leasehold interest in the Nashville Renaissance hotel, which was set to expire in 2087, to fee simple ownership for $10, extending the current lease term of some adjacent facilities to 2112, and entering into a new, 30-year lease beginning January 1, 2014, for 80,000 square feet of meeting space and pre-function space located at the existing Nashville Convention Center, which is adjacent to the hotel, the exclusive right to provide catering and audio/visual services for events in the meeting space, the obligation to invest $5.0 million in the renovation of the meeting space and the right to receive reimbursements of real estate taxes spent during the first five years of the meeting space lease, not to exceed the amount of capital expenditures. In consideration for this, the

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Company pays $1 per year plus 30% of the gross revenues from the catering and audio/visual services provided within the meeting space. The Company recorded the land at fair value of approximately $3.5 million included in “Investment in hotel properties, net” on the consolidated balance sheets and recorded a deferred gain equal to the fair value of the land in “Other liabilities” on the consolidated balance sheet. The deferred gain is being amortized over 15 years, the noncancelable portion of the meeting space lease. Furthermore, the Company is expensing the $5.0 million obligation to renovate the meeting space, offset by any property tax credits received from the City of Nashville and Davidson County, over the noncancelable portion of the meeting space lease.
For the nine months ended September 30, 2014 and 2013, the Company recognized total rent expense of $2.3 million and $2.6 million, respectively, which is included in other operating departments on the consolidated statements of operations and comprehensive income (loss).
Percentage and incentive rent is accrued when it becomes probable that the specified thresholds will be achieved. No percentage or incentive rent was recognized for the nine months ended September 30, 2014 and 2013, as the thresholds were not met.
Management Agreements
As of September 30, 2014, the hotel properties were operated pursuant to long-term agreements with three management companies: Remington Lodging (21 hotels), Marriott (6 hotels), and Hyatt (1 hotel). These management agreements expire from 2021 to 2044. Each management company receives a base management fee generally between 1.5% and 7% of hotel revenues. The management companies are also eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain performance thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the hotels have received a priority return on their investment in the hotel. For the nine months ended September 30, 2014 and 2013, the Company recorded base management fees of $11.5 million and $10.4 million, respectively, and incentive management fees of $3.5 million and $1.5 million, respectively. The incentive management fees are included in other operating departments expense in the consolidated statements of operations and comprehensive income (loss).
Franchise Agreements
As of September 30, 2014, 18 of the 28 hotels operated pursuant to franchise agreements from national hotel companies. Pursuant to the franchise agreements, the hotels pay a royalty fee generally between 2.5% and 6% of room revenues, plus additional fees for marketing, central reservation systems, and other franchisor costs that amount to between 1.0% and 4.0% of room revenues from the hotels. Seven of the hotel properties, consisting of the Hyatt Regency Savannah hotel, the Dallas/Fort Worth Airport Marriott hotel, the Nashville Renaissance hotel, the Ritz-Carlton Atlanta Downtown hotel, the Courtyard Boston Tremont hotel, the Courtyard Denver Airport hotel, and the Courtyard Gaithersburg Washingtonian Center hotel, are managed by Hyatt or Marriott. The management agreements for these seven hotel properties allow the hotel properties to operate under the respective brand. The other three hotel properties, consisting of the Churchill hotel, the Melrose hotel, and the Silversmith hotel, operate as independent hotels. Franchise fees were $15.4 million and $13.8 million for the nine months ended September 30, 2014 and 2013, respectively, and are

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

included in other operating departments expense on the consolidated statements of operations and comprehensive income (loss).
Property Improvement Reserves
Pursuant to its management, franchise, and loan agreements, the Company is required to establish a property improvement reserve for each hotel to cover the cost of replacing furniture, fixtures and equipment at the hotels. Contributions to the property improvement reserve are based on a percentage of gross revenues or receipts at each hotel, generally in the range of 4.75% to 6.75% of gross revenues each month over the term of the agreements.
Litigation
The Company is engaged in various legal proceedings which have arisen but have not been fully adjudicated. The likelihood of loss from these legal proceedings, based on definitions within contingency accounting literature, ranges from remote to reasonably possible and to probable. Based on estimates of the range of potential losses associated with these matters, the Company does not believe the ultimate resolution of these proceedings, either individually or in the aggregate, will have a material adverse effect on the consolidated financial position or results of operations. However, the final results of legal proceedings cannot be predicted with certainty and if the Company were to fail to prevail in one or more of these legal matters, and the associated realized losses exceed current estimates of the range of potential losses, the consolidated financial position or results of operations could be materially adverely affected in future periods.
8. Fair Value of Financial Measurements
The following summarizes the carrying amounts and estimated fair values of financial instruments (in thousands):

	September 30, 2014		December 31, 2013
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value
Financial assets:
Cash and cash equivalents	$27,980	$27,980	$27,402	$27,402
Restricted cash	105,425	105,425	95,951	95,951
Accounts receivable	19,315	19,315	14,019	14,019
Due from third-party hotel managers	23,560	23,560	23,541	23,541

Financial liabilities:
Indebtedness and capital leases	$1,117,895	$1,122,347	$1,121,261	$1,131,789
Accounts payable and accrued expenses	42,850	42,850	41,065	41,065
Due to affiliates, net	2,336	2,336	1,940	1,940
Due to third-party hotel managers	217	217	231	231
Cash, cash equivalents and restricted cash. These financial assets bear interest at market rates and have maturities of less than 90 days. The carrying values approximate fair value due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.

PIM Highland Holding LLC and Subsidiaries
Notes to Consolidated Financial Statements (unaudited, continued)

Accounts receivable, accounts payable and accrued expenses, due to/from affiliates, net and due to/from third-party hotel managers. The carrying values of these financial instruments approximate their fair values due to the short-term nature of these financial instruments. This is considered a Level 1 valuation technique.
Indebtedness and capital leases. Fair value of indebtedness is determined using future cash flows discounted at current replacement rates for these instruments. Cash flows are determined using a forward interest rate yield curve. The current replacement rates are determined by using the U.S. Treasury yield curve or the index to which these financial instruments are tied, and adjusted for the credit spreads. Credit spreads take into consideration general market conditions, maturity and collateral. For the indebtedness valuations, the Company used estimated future cash flows discounted at applicable index forward curves adjusted for credit spreads. The carrying values of capital leases approximate their fair values due to the short duration remaining of these financial instruments. This is considered a Level 2 valuation technique.
9. Subsequent Event
On December 19, 2014, AHT and PREI announced that they have signed a definitive agreement in which AHT will acquire the remaining common and preferred ownership interest in the Company for $250.1 million. AHT's buyout will be funded with cash and is expected to be completed sometime during the first quarter of 2015, subject to customary closing conditions, and simultaneous with an anticipated refinancing of the Company's debt.